FOR IMMEDIATE RELEASE
LabCorp Contacts:

Media: Kimbrel Arculeo – 336-436-8263
Media@Labcorp.com

Investors Relations: Christin O'Donnell — 336-436-5076
Investor@Labcorp.com

Labcorp to Speak at the Baird 2024 Global Healthcare Conference

BURLINGTON, N.C., September 3, 2024 – Labcorp (NYSE: LH), a global leader of innovative and comprehensive laboratory services, announced today that members of the executive management team will participate in a presentation at the Baird 2024 Global Healthcare Conference on Tuesday, September 10, at 3:10 p.m. ET.

About Labcorp
Labcorp (NYSE: LH) is a global leader of innovative and comprehensive laboratory services that helps doctors, hospitals, pharmaceutical companies, researchers and patients make clear and confident decisions. We provide insights and advance science to improve health and improve lives through our unparalleled diagnostics and drug development laboratory capabilities. The company's more than 67,000 employees serve clients in approximately 100 countries, provided support for 84% of the new drugs and therapeutic products approved in 2023 by the FDA and performed more than 600 million tests for patients around the world. Learn more about us at www.labcorp.com.

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